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                                                                  EXHIBIT 10.116


Escrow No.: 207114-DM


         DO NOT DESTROY THIS NOTE: When paid, this note with Deed of
           Trust securing same, must be surrendered to Trustee for
                cancellation before reconveyance will be made.

                        NOTE SECURED BY DEED OF TRUST
                          NON-INTEREST BEARING NOTE

$3,500,000.00               San Rafael, California,               Oct. 19, 1994

     FOR VALUE RECEIVED, On or before OCTOBER 27TH, 1996, the undersigned (MAKER) promise to pay to American Canyon Partners, a California General Partnership (PAYEE) or order, at such a place as designated by PAYEE, the sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100----$3,500,000.00---DOLLARS.

LATE CHARGE: In the event that payment is not made of the principal balance in a timely manner, the penalty shall be equal to 47% the balance unpaid.

IN THE EVENT OF SALE OR TRANSFER OF ALL OR ANY PORTION OF THE PROPERTY DESCRIBED IN THE DEED OF TRUST GIVEN TO SECURE THE PAYMENT OF THIS NOTE, ALL SUMS REMAINING UNPAID SHALL BECOME IMMEDIATELY DUE AND PAYABLE AT THE ELECTION OF THE PAYEE HEREIN, AND NOTICE OF SUCH ELECTION IS HEREBY WAIVED.

Principal payable in lawful money of the United States. If action be instituted on this note I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by Deed of Trust to CONSOLIDATED TITLE SERVICES, a California Corporation, as Trustee.

PAR MEE DEVELOPMENT INC.

BY: /s/ William E. Parker
   ------------------------------
   WILLIAM E. PARKER, President











AMERICAN CANYON PARTNERS, a California general partnership hereby assigns, grants and transfers to John A. Lisanti as to $120,000.00 and Timothy Starkweather as to $60,000.00 the beneficial interest under that certain Note and deed of trust concurrently herewith.


/s/ [Signature]
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American Canyon Partners